Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

To the Board of Directors
GHN Agrispan Holding Company

We hereby consent to the use in this Registration Statement on Amendment No. 2 to Form S-1 of our report dated October 13, 2009, relating to the consolidated financial statements of GHN Agrispan Holding Company as of and for the years ended December 31, 2008 and 2007.

We also consent to the reference to our firm under the caption “Experts” in this Registration Statement.

/s/ ZYCPA Company Limited

ZYCPA Company Limited
Certified Public Accountants

Hong Kong, China
February 8, 2010

9 FLOOR.  CHINACHEM HOLLYWOOD CENTRE.  1-13 HOLLYWOOD ROAD.  CENTRAL.  HONG KONG
Phone: (852) 2573 2296    Fax: (852) 2384 2022                                                                          http://www.zycpa.us